SEVENTH AMENDMENT TO

NOTE AND WARRANT PURCHASE AGREEMENT

     This Seventh Amendment to Note and Warrant Purchase Agreement (this “Seventh Amendment”) is dated as of March 29, 2013, and amends that certain Note And Warrant Purchase Agreement dated February 21, 2008, as amended by that certain First Amendment to Note and Warrant Purchase Agreement, made effective as of December 29, 2008, that certain Second Amendment to Note and Warrant Purchase Agreement, dated as of October 9, 2009, that certain Third Amendment to Note and Warrant Purchase Agreement, dated as of November 10, 2010, that certain Fourth Amendment to Note and Warrant Purchase Agreement, dated as of March 30, 2012, that certain Fifth Amendment to Note and Warrant Purchase Agreement, dated as of May 1, 2012 and that certain Sixth Amendment to Note and Warrant Purchase Agreement dated as of May 7, 2012 (as so amended, the “Existing Agreement”) by and among Stereotaxis, Inc., a Delaware corporation (the “Company”), Sanderling Venture Partners VI Co-Investment Fund, L.P., Sanderling VI Beteiligungs GmbH & Co KG, Sanderling VI Limited Partnership and Alafi Capital Company LLC (each, a “Lender” and together, the “Lenders”).

RECITALS

     WHEREAS, the Lenders and the Company are parties to the Existing Agreement, pursuant to which the Lenders have extended a $3 million borrowing facility to the Company, the Committed Funds from each Lender on a several (but not joint and several) basis;

     WHEREAS, the Company and the Lenders desire to further amend the Existing Agreement, as set forth more specifically in this Seventh Amendment.

     NOW, THEREFORE, in consideration of the foregoing recitals and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties agree as follows:

ARTICLE 1 DEFINITIONS

1.1 Defined Terms. As used in this Seventh Amendment, the following terms shall have the meanings set forth below:

1.1.1 “Extension Exercise Price” means the Closing Bid Price on the Trading Day immediately prior to the date of this Seventh Amendment (or on the date of this Seventh Amendment if executed and delivered after 4:00 p.m. Eastern Time on the date hereof).

1.1.2 “Qualified Financing” (in lieu of and replacing the definition previously set forth in the Existing Agreement) shall mean additional financing from any third party (other than indebtedness of the Company to banks, commercial finance lenders and similar financial institutions) received by the Company after the date of this Seventh Amendment in the aggregate amount of not less than Eight Million Dollars ($8,000,000).

1.2 Undefined Terms. Terms and definitions used in this Seventh Amendment but not defined in this Section 1 shall have the same meanings given to such terms in the Existing Agreement.

ARTICLE 2 CERTAIN AMENDMENTS

2.1 Extension to June 30, 2013. Notwithstanding anything to the contrary in the Existing Agreement, the Commitment Period under Section 1.2 and the Maturity Date under Section 1.4 is hereby extended to the earlier of (i) June 30, 2013, and (ii) the date on which the Company consummates a Qualified Financing. Each reference to “March 31, 2013” set forth in Sections 1.2 and 1.4 of the Existing Agreement (as amended by the First, Second, Third, Fourth, Fifth and Sixth Amendment thereto) and in the Form of Note attached as Exhibit A thereto is hereby replaced with “June 30, 2013.”

2.2 Warrant Coverage. In consideration of the extension of the Commitment Period under Section 1.2 and the Maturity Date under Section 1.4 pursuant to Section 2.1 above, additional Warrants (together, the “Further 2013 Extension Warrants”) to purchase an aggregate number of shares of Common Stock equal to (a)(i) $3,000,000 multiplied by (ii) 7.5% divided by (b) the Extension Exercise Price shall be issued to the Lenders, with each Lender entitled to receive a pro rata number of such Further 2013 Extension Warrants based on the portion of the Committed Funds to be loaned by each such Lender. Such Further 2013 Extension Warrants shall be in the form attached as Exhibit A hereto and shall have an Exercise Price equal to the Extension Exercise Price.

2.4 Payment to Company for Further 2013 Extension Warrants. The Lenders shall make any required payment for the Further 2013 Extension Warrants under the applicable rules of The NASDAQ Global Market at the time such Further 2013 Extension Warrants are to be issued. If any such payment is required, each Lender may cause a fewer number of Further 2013 Extension Warrants to be issued to it in lieu of making such payment upon receipt of such Further 2013 Extension Warrants.

2.5 Guaranty. (a) The parties acknowledge that (i) Sanderling Venture Partners VI Co-Investment Fund, L.P. has entered into a Third Amended and Restated Unconditional Limited Guaranty, dated as of December, 2012, and (ii) and Alafi Capital Company LLC has entered into a Ratification and First Amendment of Second Amended and Restated Unconditional Limited Guaranty dated as of May 7, 2012, in each case in favor of Silicon Valley Bank, guarantying repayment of amounts set forth therein, but having a maximum liability of $2,000,000 and $1,000,000, respectively, of principal amount under the Amended Revolver. The parties agree that the Company may agree to extend the maturity date of the Amended Revolver to a date no later than June 30, 2013, and that in such event, the Lenders shall each cause their respective Second Amended and Restated Unconditional Limited Guaranty agreements to be extended to such June 30, 2013 maturity date, in such form, and together with such other documents or arrangements supporting, securing or collateralizing such guaranty obligation (including, without limitation, a letter of credit and covenants with respect to providing certain limited financial information), all as may be requested by Silicon Valley Bank in its commercially reasonable discretion; all fees payable to Silicon Valley Bank in connection with such arrangements will be paid by the Company.

2.6 Registration Rights. The Company agrees to file with the SEC a registration statement (or amend a current registration statement) with respect to the maximum number of Warrant Shares issuable upon exercise of the Further 2013 Extension Warrants (and any other previously

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unregistered Warrants) on or prior to 180 days after the date of this Agreement, unless the Lenders agree to delay such registration statement.

ARTICLE 3 MISCELLANEOUS

3.1 Agreement Conditions. This Seventh Amendment is expressly conditioned on the further extension of the maturity date of the Amended Revolver to a date no later than June 30, 2013, and the absence of material amendment to the other terms of such Amended Revolver without the written consent of the Lenders.

3.2 Original Agreements in Full Force and Effect. Except as expressly modified by this Seventh Amendment, the terms of the Existing Agreement (including without limitation the First Amendment, Second Amendment, Third Amendment, Fourth Amendment, Fifth Amendment and Sixth Amendment thereto) shall continue in full force and effect without modification.

3.3 Titles and Subtitles; Construction. The titles of the Sections and Subsections of this Seventh Amendment are for convenience of reference only and are not to be considered in construing this Seventh Amendment. All words used in this Seventh Amendment will be construed to be of such gender or number as the circumstances require.

3.4 Counterparts. This Seventh Amendment may be executed by facsimile and in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one instrument.

3.5 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

3.6 Amendment and Waiver. The terms of this Seventh Amendment may be amended only through a written agreement signed by the Lenders and by the Company. Any term, representation, warranty or covenant hereof may be waived by the party that is entitled to the benefit thereof, but no such waiver in any one or more instances shall be deemed or construed as a waiver of the same or any other term of this Seventh Amendment on any future occasion.

3.7 Conflict. The Parties acknowledge that the terms of this Seventh Amendment are intended to amend the terms of the Existing Agreement. Accordingly, in the event of a conflict between the terms of this Seventh Amendment and the Existing Agreement, the terms contained in this Seventh Amendment shall control for all purposes.

3.9 Severability. In case any provision of this Seventh Amendment shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

3.10 Governing Law. This Seventh Amendment shall be governed in all respects by the internal laws of the State of Delaware, without giving effect to principles of conflicts of law.

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     IN WITNESS WHEREOF, the Parties hereto have caused this Seventh Amendment to be signed by duly authorized officers or representatives, effective as of the date first written above.

STEREOTAXIS, INC.

By: /s/Michael P. Kaminski
Name: Michael P. Kaminski
Title: President and Chief Executive Officer

SANDERLING VENTURE PARTNERS VI CO-
INVESTMENT FUND, L.P.

By: Middleton, McNeil, Mills & Associates
VI, LLC

By: /s/Fred A. Middleton
Fred A. Middleton, Managing Director

SANDERLING VI LIMITED PARTNERSHIP

By: Middleton, McNeil, Mills & Associates
VI, LLC

By: /s/ Fred A. Middleton
Fred A. Middleton, Managing Director

SANDERLING VI BETEILIGUNGS GMBH &
CO. KG

By: Middleton, McNeil, Mills & Associates
VI, LLC

By: /s/ Fred A. Middleton
Fred A. Middleton, Managing Director

ALAFI CAPITAL COMPANY LLC

By: /s/ Christopher Alafi Christopher Alafi, Manager

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Exhibit A

Form of Warrant

[Attached]

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